UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Amyris, Inc. (the “Company”) is party to certain credit agreements (the “September Credit Agreements”), each dated September 10, 2019, with each of Schottenfeld Opportunities Fund II, L.P. (“SOF”), Phase Five Partners, LP (“PFP”) and Koyote Trading, LLC (collectively with SOF and PFP, the “September Investors”), pursuant to which the September Investors made available to the Company unsecured credit facilities in an aggregate principal amount of $12,500,000, which the Company borrowed in full on September 10, 2019 and issued to the September Investors separate promissory notes in the aggregate principal amount of $12,500,000 (the “September Notes”). In addition, as previously reported, in connection with the entry into the September Credit Agreements, the Company issued to the September Investors warrants to purchase up to an aggregate of 3,205,128 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $3.90 per share, with an exercise term of two years from issuance (the “September Warrants”). The entry into and provisions of the September Credit Agreements and the September Notes, the issuance of the September Warrants and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 11, 2019, which is incorporated herein by reference.

On November 14, 2019, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) entered into a Credit and Security Agreement (the “CSA”) with SOF and PFP (the “November Investors” and together with the September Investors, the “Investors”) pursuant to which, among other things, (i) SOF and PFP made available to the Company secured term loans in an aggregate principal amount of up to $7,850,000 (the “November Loan Facility”), which the Company borrowed in full on November 14, 2019 and issued to SOF and PFP separate promissory notes in the aggregate principal amount of $7,850,000 (the “November Notes”), and (ii) the September Notes were secured by the security interest in the collateral granted to the Investors under the CSA (as described below).

Each November Note (i) matures on the earlier of (A) the closing of a significant capital raise by the Company in the form of debt, equity, or a combination thereof (the “Significant Financing”), or (B) January 15, 2020 (the “Maturity Date”), (ii) accrues interest at a rate of 12% per annum, which interest is payable on the Maturity Date or the earlier repayment or other satisfaction of such November Note, and (iii) is secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors, junior in payment priority to Foris Ventures, LLC (“Foris”) and Naxyris S.A. (“Naxyris”) subject to certain limitations and exceptions, as well as the terms of a Subordination Agreement among Foris, Naxyris and the Investors governing the respective rights of the parties with respect to, among other things, the assets securing the September Notes and the November Notes.

The Company may at its option repay the amounts outstanding under the November Notes before the Maturity Date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment. In addition, each November Investor may pay the exercise price for any shares of Common Stock issuable upon exercise of any warrant held by such November Investor by surrendering to the Company all, or any portion, of such November Investor’s November Note and all or such portion of such November Note, as applicable, will be cancelled in exchange for the payment of the exercise price for such shares of Common Stock. The CSA and the November Notes contain customary terms, provisions, representations and warranties, including certain events of default after which the Notes may be due and payable immediately.

The affirmative and negative covenants in the CSA and the November Notes relate to, among other items: (i) limitations on indebtedness and liens, (ii) the consummation of the Significant Financing and (iii) the conversion or exchange of existing indebtedness into equity.

The foregoing descriptions of the CSA and the November Notes are a summary and are qualified in their entirety by references to the CSA and form of November Note, which are filed as Exhibit 10.1  and Exhibit 4.1  hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the entry into the CSA and the funding of the November Loan Facility as described in Item 1.01 above, on November 14, 2019 the Company issued to SOF and PFP warrants to purchase up to an aggregate of 2,028,423 shares of Common Stock (the “November Warrant Shares”) at an exercise price of $3.87 per share, with an exercise term of two years from issuance (the “November Warrants”). Pursuant to the terms of the November Warrants, no November Investor may exercise its November Warrant to the extent that, after giving effect to such exercise, such November Investor, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding after giving effect to such exercise. In addition, pursuant to the November Warrants, the Company agreed to file a registration statement providing for the resale by the November Investors of the November Warrant Shares with the Securities and Exchange Commission within 120 days following the date of the issuance of the November Warrants (the “Filing Deadline”) and to use commercially reasonable efforts to (i) cause such registration statement to become effective within 180 days following the date of the issuance of the November Warrants (the “Effectiveness Deadline”) and (ii) keep such registration statement effective until such November Investors no longer beneficially own any November Warrant Shares or the November Warrant Shares are eligible for resale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without regard to volume limitations. If the Company fails to file the registration statement by the Filing Deadline or the registration statement is not declared effective by the Effectiveness Deadline, or the Company fails to maintain the effectiveness of the registration statement as required by the November Warrants, then the exercise price of the November Warrants will be reduced by 10%, and by an additional 5% if such failure continues for longer than 90 days, subject to an exercise price floor of $3.28 per share, provided that upon the cure by the Company of such failure, the exercise price of the November Warrants will revert to $3.87 per share. In addition, in connection with the issuance of the November Warrants, the Company agreed to pay the Investors a cash fee in the event that the issue, exercise or conversion price of any equity securities issued as part of or in connection with the Significant Financing is less than the exercise price of such Investor’s September Warrant or November Warrant.

The November Warrants (including the shares of Common Stock underlying the November Warrants) were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act, and Regulation D promulgated under the Securities Act.

The foregoing description of the November Warrants is a summary and is qualified in its entirety by reference to the form of November Warrant, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of November Note (found at Exhibit A, herein)
4.2	Form of November Warrant
10.1	Credit and Security Agreement, dated November 14, 2019, by and among the Company, the Subsidiary Guarantors, Schottenfeld Opportunities Fund II, L.P. and Phase Five Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 20, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer